UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2023

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

78 SW 7th Street, Suite 500, Miami, Florida	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Items 2.03 and 3.02 are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 23, 2023, KeyStar Corp., a Nevada corporation (the “Company,” “we” or “our”), entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) and a Convertible Promissory Note with Rick Hackel (“Hackel”) in the principal amount of $200,000 (the “Hackel Note”). On August 28, 2023, we entered into a Purchase Agreement and a Convertible Promissory Note with Dennis Colletti (together with Hackel, “Investors”) in the principal amount of $500,000 (together with the Hackel Note, the “Notes”). The Notes are part of a private convertible debt offering of up to $2,000,000 we are undertaking to raise additional reserve funds required to cover increases in wagers.

The outstanding principal under the Notes, which will accrue interest at a rate equal to twelve percent (12%) per annum, is due and payable in a single balloon payment by us on the date that is one year following the date of issuance of each of the Notes (the “Maturity Date”). Accrued interest is to be paid monthly in cash beginning the first month after the issuance of each of the Notes. We have no right to prepay all or any portion of the outstanding principal under the Notes prior to the Maturity Date.

The outstanding principal under the Notes and accrued and unpaid interest are convertible into shares of our common stock, par value $.0001 per share, at a conversion price equal to 80% of the lowest price per share that we sell shares of our common stock during the period beginning with the date of issuance of each of the Notes until the Maturity Date, and if no shares are sold in such period, at a conversion price equal to $1.00 per share (the “Conversion Shares”). The number of Conversion Shares issuable upon the conversion of the Notes is subject to adjustment from time to time upon the occurrence of certain events such as stock splits or combinations and stock or other distributions of assets to equity holders.

If the Company: (i) fails to comply with any provision under the Notes, including, but not limited to, failing to pay all amounts due to Investors as required under the Notes; or (ii) becomes subject to certain bankruptcy or insolvency events, at the option and upon the declaration of the holders of a majority-in-interest of the aggregate principal amount of the Notes then outstanding and upon written notice to us (which election and notice shall not be required in the case of subsection (ii) above), the Notes accelerate, and all principal and unpaid accrued interest becomes immediately due and payable.

The offer, sale and issuance of the Notes, and upon conversion, the issuance of the Conversion Shares (collectively, the “Securities”), are deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Investors have represented to us that each is acquiring the Securities for investment only and not with a view to or for sale in connection with any distribution thereof. Investors have also represented to us that each could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the Notes and will be affixed to the Conversion Shares upon issuance thereof. The Investors each represented to us that they are an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

The foregoing summary of the Purchase Agreement and the Notes are qualified in their entirety by reference to the full texts of a Form of the Purchase Agreement and a Form of the Notes which are attached as Exhibits 10.1 and Exhibit 4.1, respectively, hereto and are incorporated by reference herein. You are urged to read said exhibits attached hereto in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.03 are incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Convertible Promissory Note of KeyStar Corp.
10.1	Form of Convertible Note Purchase Agreement of KeyStar Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2023	KEYSTAR CORP.

	By:	/s/Anthony J. Fidaleo
Anthony J. Fidaleo, CFO

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